PHOENIX INSIGHT FUNDS TRUST

       AMENDED AND RESTATED ESTABLISHMENT AND DESIGNATION OF
                     SERIES AND CLASSES OF SHARES


	WHEREAS, the Trustees of Phoenix Insight Funds Trust, a Massachusetts business trust (the "Trust"), acting pursuant to
Section 5.11 of the Declaration of Trust of the Trust dated as of December 6, 1995, as amended (the "Declaration of Trust"), have heretofore established and designated certain series and classes of shares of the Trust, as set forth in the Establishment and Designation of Series and Classes of Shares dated December 5, 2000, Amendment No. 1 to Establishment and Designation of Series and Classes of Shares dated April 27, 2001, Amendment No. 2 to Establishment and Designation of Series and Classes of Shares dated August 6, 2001, the Amended and Restated Establishment and Designation of Series and Classes of Shares Dated March 28, 2002; the Amended and Restated Establishment and Designation of Series and Classes dated June 26, 2002; the amended and Restated Establishment and Designation of Series and Classes dated January 2, 2003; the Amended and Restated Establishment and Designation of Series and Classes dated June 30, 2003; the amended and Restated Establishment and Designation of Series and Classes Dated August 7, 2003; the Amended and Restated Establishment and Designation of Series and Classes dated January 28, 2004, the Amended and Restated Establishment and Designation of Series and classes dated May 17, 2004; and the Amended and Restated Establishment and Designation of Series and Classes of Shares dated December 4, 2004 (as so amended, the "Designation");

	WHEREAS, the Trustees of the Trust have duly executed a Termination of Certain Series and Classes dated June 27, 2006
(attached as Appendix A);

	WHEREAS, the Trustees hereby confirm that each issued share of each class of each series of the Trust was, as of the date issued, validly issued, fully paid and non-assessable;

	NOW THEREFORE, the Trustees of the Trust hereby confirm that they have established and designated the following series and classes of the Trust:

- - - - - - - - - - - - - - - - - - - - - - -
SERIES and CLASSES
Phoenix Insight Balanced Fund
Class A Shares
Class C Shares
Institutional Shares

Phoenix Insight Core Equity Fund
Class A Shares
Class C Shares
Institutional Shares

Phoenix Insight Emerging Markets Fund
Class A Shares
Class C Shares
Institutional Shares

Phoenix Insight Equity Fund
Class A Shares
Class C Shares
Institutional Shares

Phoenix Insight Index Fund
Class A Shares
Institutional Shares

Phoenix Insight International Fund
Class A Shares
Class C Shares
Institutional Shares

Phoenix Insight Small-Cap Growth Fund
Class A Shares
Class C Shares
Institutional Shares

Phoenix Insight Small-Cap Opportunity Fund
Class A Shares
Class C Shares
Institutional Shares

Phoenix Insight Small-Cap Value Fund
Class A Shares
Class C Shares
Institutional Shares

Phoenix Insight Bond Fund
Class A Shares
Class C Shares
Institutional Shares

Phoenix Insight High Yield Bond Fund
Class A Shares
Class C Shares
Institutional Shares

Phoenix Insight Intermediate Government Bond Fund
Class A Shares
Class C Shares
Institutional Shares

Phoenix Insight Intermediate Tax-Exempt Bond Fund
Class A Shares
Class C Shares
Institutional Shares

Phoenix Insight Short/Intermediate Bond Fund
Class A Shares
Class C Shares
Institutional Shares

Phoenix Insight Tax-Exempt Bond Fund
Class A Shares
Class C Shares
Institutional Shares

Phoenix Government Money Market Fund
Class A Shares
Institutional Shares

Phoenix Money Market Fund
Class A Shares
Exchange Shares
Institutional Shares

Phoenix Tax-Exempt Money Market Fund
Class A Shares
Institutional Shares
- - - - - - - - - - - - - - - - - - - - - -


Class A, Class C, Exchange Shares and Institutional Shares shall hereinafter be referred to as "Shares." Each series of the Trust shall hereinafter be referred to as "Series."

2.	Shares of the Series shall be entitled to all the rights
and preferences afforded to Shares and Series under the Declaration of Trust.

3.	The number of Shares of each Series shall be unlimited.

4.	The investment objective, policies and restrictions of each
Series, the price, terms and manner of purchase of Shares, the method of determination of the net asset value of such Shares, any qualifications of ownership of such Shares, the price, terms and manner of redemption of such Shares, any conversion or exchange feature or privilege of such Shares, and the relative dividend rights of the holders of such Shares shall be established by the Trustees of the Trust in accordance with the Declaration of Trust and shall be set forth in the current prospectus and statement of additional information of the Trust, as amended from time to time.

5.	Each Series shall be authorized to hold cash, invest in
securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such Series. The proceeds of the sale of Shares of each Series, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to such Series, unless otherwise required by law. The assets and liabilities of the Trust shall be allocated among each Series as set forth in
Article V, Section 5.11 of the Declaration of Trust. No holder of any Shares of any Series shall have any claim on or right to any assets allocated or belonging to any other Series.

6.	The Shares shall bear the expenses of payments under any
distribution and service agreements entered into by or on behalf of the Trust with respect thereto, and any other expenses that are properly allocated to such Shares in accordance with the Investment Company Act of 1940 (the
"1940 Act").

7.	As to any matter on which shareholders of any series are
entitled to vote, classes shall vote together as a single class with all of the classes of shares of that series;
provided however, that notwithstanding the provisions of
Section 5.9 of the Declaration of Trust to the contrary,
(a) as to any matter with respect to which a separate vote of any class is required by the 1940 Act or is required by a separate agreement applicable to such class, such requirements as to a separate vote by the class shall apply, (b) except as required by (a) above, to the extent that a matter affects more than one class and the interests of two or more classes in the matter are not materially different, then the shares of such classes whose interests in the matter are not materially different shall vote together as a single class, but to the extent that a matter affects more than one class and the interests of a class in the matter are materially different from that of each other class, then the shares of such class shall vote as a separate class; and (c) except as required by (a) above or as otherwise required by the 1940 Act, as to any matter which does not affect the interests of a particular class, only the holders of shares of the one or more affected classes shall be entitled to vote.

8.	The designation of Shares and Series hereby shall not
impair the power of the Trustees from time to time to designate additional series or classes of shares of any series of the Trust.

9.	Subject to the applicable provisions of the 1940 Act, the
Trustees may from time to time modify the preferences, voting powers, rights and privileges of the Shares or Series, or to redesignate such Shares or Series, without any action or consent of the Shareholders.



	IN WITNESS WHEREOF, the undersigned, being at least a majority of all of the Trustees of the Trust, have executed this instrument as of the 27th day of June, 2006.


/s/ E. Virgil Conway
E. Virgil Conway

/s/ Harry Dalzell-Payne
Harry Dalzell-Payne

/s/ Daniel T. Geraci
Daniel T. Geraci

Francis E. Jeffries

Leroy Keith, Jr.

Marilyn E. LaMarche

/s/ Philip R. McLoughlin
Philip R. McLoughlin

/s/ Geraldine M. McNamara
Geraldine M. McNamara

/s/ James M. Oates
James M. Oates

Richard E. Segerson

Ferdinand L.J. Verdonck





                                                         Appendix A

                      PHOENIX INSIGHT FUNDS TRUST


                        TERMINATION OF CERTAIN
                      SERIES AND CLASSES OF SHARES

	WHEREAS, the Trustees of Phoenix Insight Funds Trust, a Massachusetts business trust (the "Trust"), acting pursuant to
Section 5.11 of the Declaration of Trust of the Trust dated as of December 6, 1995, as amended (the "Declaration of Trust"), have heretofore established and designated certain series and classes of shares of the Trust, as set forth in the Establishment and Designation of Series and Classes of Shares dated December 5, 2000, Amendment No. 1 to Establishment and Designation of Series and Classes of Shares dated April 27, 2001, Amendment No. 2 to Establishment and Designation of Series and Classes of Shares dated August 6, 2001, the Amended and Restated Establishment and Designation of Series and Classes of Shares dated March 28, 2002; the Amended and Restated Establishment and Designation of Series and Classes of Shares dated June 26, 2002; the Amended and Restated Establishment and Designation of Series and Classes of Shares dated January 2, 2003; the Amended and Restated Establishment and Designation of series and Classes of Shares dated June 30, 2003; the Amended and Restated Establishment and Designation of Series and Classes of Shares dated August 7, 2003; the Amended and Restated Establishment and Designation of Series and Classes of Shares dated January 28, 2004; the Amended and Restated Establishment and Designation of Series and Classes of Shares dated May 17, 2004; and the Amended and Restated Establishment and Designation of Series and Classes of Shares dated December 4, 2004.

	NOW THEREFORE, the undersigned, being at least a majority of the Trustees of the Trust, do hereby confirm that:

1.	they have determined that termination of the series
designated Phoenix Insight Ultra Short Duration Bond
Fund (the "Fund") and the Institutional Shares class thereof is in the best interest of the Fund and its respective shareholders due to factors such as the inability of the Fund to maintain its assets at an appropriate size that adversely affects the ability of the Fund to conduct its business and operations in an economically viable manner;

2.	pursuant to Section 8.2 of the Declaration of Trust,
the Fund is terminated;

3.	the Trustees are discharged from all further
liabilities and duties with respect to the Fund (and classes of shares thereof), and the rights and interests of any remaining shareholders of the Fund
(and classes of shares thereof) have ceased;

4.	they have determined that the termination of the Class
N Shares class of the Phoenix Insight Balanced Fund,
Phoenix Insight Core Equity Fund, Phoenix Insight
Emerging Markets Fund, Phoenix Insight Equity Fund,
Phoenix Insight Index Fund, Phoenix Insight
International Fund, Phoenix Small-Cap Opportunity
Fund, Phoenix Small-Cap Value Fund, Phoenix Insight
Bond Fund, Phoenix Insight High Yield Bond Fund,
Phoenix Intermediate Government Bond, Phoenix
Intermediate Tax-Exempt Bond Fund, Phoenix Insight
Short/Intermediate Bond Fund, Phoenix Insight Tax-
Exempt Bond Fund is in the best interests of the Class
N Share class of each above-referenced fund and their respective shareholders;

5.	pursuant to Section 8.2 of the Declaration of Trust,
the Class N Share class for each above-referenced fund is hereby terminated;

6.	the Trustees are discharged from all further
liabilities and duties with respect to the Class N
Share class of each above-referenced fund, and the rights and interests of any remaining shareholders of such Class N Shares have ceased;

7.	they have determined that the renaming of the Class N
Share class of the Phoenix Insight Government Money
Market Fund, Phoenix Insight Money Market Fund and
Phoenix Tax-Exempt Money Market Fund, is in the best interests of the Class N Share class of each above-referenced funds and their respective shareholders;

8.	pursuant to Section 8.2 of the Declaration of Trust,
the Class N Share class for each above-referenced fund is hereby renamed to Class A shares.


IN WITNESS WHEREOF, the undersigned being a majority of the Trustees of the Trust, have executed this instrument as of this 27th day of June, 2006.


/s/ E. Virgil Conway
E. Virgil Conway

/s/ Harry Dalzell-Payne
Harry Dalzell-Payne

/s/ Daniel T. Geraci
Daniel T. Geraci

Francis E. Jeffries

Leroy Keith, Jr.

Marilyn E. LaMarche

/s/ Philip R. McLoughlin
Philip R. McLoughlin

/s/ Geraldine M. McNamara
Geraldine M. McNamara

/s/ James M. Oates
James M. Oates

Richard E. Segerson

Ferdinand L.J. Verdonck